SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Earliest Event Reported: February 6, 2004


                               LMI AEROSPACE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Missouri
                 (State or Other Jurisdiction of Incorporation)


       0-24293                                            43-1309065
(Commission File Number)                    (I.R.S. Employer Identification No.)

3600 Mueller Road, St. Charles, Missouri                        63301
(Address of Principal Executive Offices)                      (Zip Code)

                                 (636) 946-6525
              (Registrant's Telephone Number, Including Area Code)

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Item 5.  Other Events.

         On February 6, 2004, the federal government served a subpoena duces tecum (the "Subpoena") on Versaform Corporation ("Versaform"), a wholly-owned subsidiary of LMI Aerospace, Inc. (the "Company"). The Company acquired Versaform on May 16, 2002.

         The Subpoena relates to the time period January 1, 1999 through February 6, 2004; was issued in connection with an investigation by certain government agencies including the Department of Defense, Office of Inspector General, Defense Criminal Investigative Service, and the Federal Bureau of Investigation; and refers to structural components Versaform manufactured for Nordam Corporation for B-52 engine cowlings, components for auxiliary power units Versaform manufactured for Hamilton Sundstrand, a United Technologies Company, and certain tools Versaform manufactured for Lockheed Martin Corporation.

         The Company has not been served with notice of any pending legal action filed by any government agency. Accordingly, the Company has no knowledge of any specific allegations of wrongdoing against Versaform by any regulatory authority.

         The Company intends to cooperate fully with the federal government in connection with any investigation of this matter.




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 15, 2004

                                  LMI AEROSPACE, INC.


                                  By:  /s/ Lawrence E. Dickinson
                                       ----------------------------------------
                                         Lawrence E. Dickinson
                                         Chief Financial Officer and Secretary